================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 7, 1996

                      ELECTRONIC DATA SYSTEMS CORPORATION
            (Exact name of registrant as specified in its charter)

         Delaware                  01-11779                 75-2548221
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)


                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                   (Address of principal executive offices,
                              including zip code)



Registrant's telephone number, including area code  (214) 604-6000


================================================================================

ITEM 5.  OTHER EVENTS.

       On June 7, 1996, General Motors Corporation, a Delaware corporation ("GM") and formerly the holder of all of the outstanding shares of capital stock of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and EDS announced that GM had received the requisite consents from its common stockholders to the split-off of EDS from GM (the "Split-off") and that the Split-off was consummated on that date. As a result of the Split-off, (i) EDS became an independent publicly held company with approximately 485 million shares of its common stock, $.01 par value per share (the "Common Stock"), outstanding and listed for trading on the New York Stock Exchange, (ii) each share of GM Class E Common Stock, $.10 par value per share (the "Class E Common Stock"), was converted into one share of EDS Common Stock and (iii) the predecessor of EDS, Electronic Data Systems Corporation, a Texas corporation, was merged with and into EDS and pursuant to such merger EDS, which was formerly named Electronic Data Systems Holding Corporation, was renamed "Electronic Data Systems Corporation." In connection with the Split-off, and in order to enable the Board of Directors of GM to determine that the Split-off was fair to all classes of GM stockholders, EDS effected a payment to GM in the amount of $500 million in cash.

       EDS believes that the Split-off enables it to accomplish at least three business objectives: (i) removal of limitations on EDS' ability to participate in major strategic alliances (including mergers and acquisitions which can be effected using Common Stock); (ii) removal of limitations on EDS' ability to obtain additional business from and establish new customer relationships with companies that compete with GM or its subsidiaries; and (iii) enhancement of EDS' access to the capital necessary for investment in its future growth.

       Immediately prior to the Split-off, EDS and GM entered into a new Master Service Agreement (the "Master Services Agreement") that serves as a framework for the negotiation and operation of service agreements between GM and EDS related to certain "in-scope" information technology services to be provided by EDS to GM on a worldwide basis (collectively, together with the Master Services Agreement, the "IT Services Agreements"). The IT Services Agreements replaced the Master Agreement that, prior to the Split-off, served as a framework for individual services agreements between GM and EDS.

       In addition to receipt of the requisite consents to the Split-off, GM has also received the requisite consent of its common stockholders to the adoption of the 1996 Incentive Plan of Electronic Data Systems Corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (C)  EXHIBITS

            The following documents are exhibits to this Current Report on Form 8-K.

       EXHIBIT
       NUMBER          DESCRIPTION OF DOCUMENT
       ------          -----------------------

      3(a)      Restated Certificate of Incorporation of EDS
      3(b)      Amended and Restated Bylaws of EDS.
      10(a)     Master Service Agreement dated June 7, 1996 between General
                Motors and EDS (portions of which are subject to a request for confidential treatment filed with the Commission)
      10(b)     1996 Incentive Plan of EDS.
      10(m)     Separation Agreement dated June 7, 1996 between General Motors and EDS.
      99(a)     Joint Press Release of GM and EDS dated June 7, 1996

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ELECTRONIC DATA SYSTEMS
                                         CORPORATION



                                    By:    /s/ D. Gilbert Friedlander
                                       -------------------------------
                                    Name:  D. Gilbert Friedlander
                                    Title: Vice President

June 10, 1996